Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-143391, 333-30515, 333-106092, 333-117773, 333-138208, and 333-138212 on Forms S-8 of our report dated March 17, 2008 with respect to the consolidated financial statements of TIB Financial Corp., and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of TIB Financial Corp. for the year ended December 31, 2007.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC

Fort Lauderdale, Florida March 17, 2008